                                                                    EXHIBIT 99.1

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                               .
                                                                               .
                                                                               .

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC. AND SUBSIDIARIES
CONTENTS
NINE MONTHS ENDED SEPTEMBER 30, 2003
--------------------------------------------------------------------------------


                                                                                  PAGE(S)
                                                                                  -------
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets ..................................               2

Condensed Consolidated Statements of Operations ........................               3

Condensed Consolidated Statements of Changes in Stockholders' Equity and
Comprehensive Earnings .................................................               4

Condensed Consolidated Statements of Cash Flows ........................               5

Notes to Condensed Consolidated Financial Statements ...................            6-11

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                     SEPTEMBER 30,         DECEMBER 31,
                                                                         2003                 2002
                                                                     -------------         ------------
                                                                                 (UNAUDITED)
ASSETS
Current assets:
  Cash ...................................................            $  24,159             $  17,046
  Receivables, less allowance for doubtful
    accounts of $187 and $150 ............................               25,677                29,289
  Inventories ............................................               14,631                11,623
  Deferred taxes on income ...............................                3,320                 2,185
  Other current assets ...................................                6,053                 5,024
                                                                      ---------             ---------
    Total current assets .................................               73,840                65,167
Property, plant and equipment, net .......................               26,085                25,993
Other assets .............................................                9,399                12,650
Deferred taxes on income .................................                1,043                    --
Intangible assets ........................................              180,644               190,867
Goodwill .................................................               77,231                74,013
                                                                      ---------             ---------
    Total assets .........................................            $ 368,242             $ 368,690
                                                                      =========             =========
LIABILITIES
Current liabilities:
  Accounts payable .......................................            $  10,360             $  10,402
  Accrued liabilities ....................................               16,604                15,869
  Current portion of long-term debt ......................               10,000                    --
                                                                      ---------             ---------
    Total current liabilities ............................               36,964                26,271
Postretirement benefits ..................................                2,827                 2,603
Deferred taxes on income .................................                7,578                 5,700
Long term debt ...........................................              277,304               200,529
                                                                      ---------             ---------
                                                                        324,673               235,103
Minority interest in equity of consolidated affiliates ...                4,512                 3,130
Redeemable preferred stock ...............................               29,017                    --
STOCKHOLDERS' EQUITY
Common stock .............................................                   10                    10
Additional paid-in capital ...............................              119,990               119,990
Note receivable from issuance of common stock ............                 (382)                 (482)
Treasury stock ...........................................             (120,770)                   --
Accumulated other comprehensive income (loss) ............                1,763                  (282)
Retained earnings ........................................                9,429                11,221
                                                                      ---------             ---------
Total stockholders' equity ...............................               10,040               130,457
                                                                      ---------             ---------
    Total liabilities and equity .........................            $ 368,242             $ 368,690
                                                                      =========             =========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,
                                                            -------------------------------
                                                              2003                  2002
                                                            ---------             ---------
Revenues                                                    $ 147,473             $ 138,681
Cost of goods sold                                             83,773                79,991
                                                            ---------             ---------
    Gross profit                                               63,700                58,690

Selling, general and administrative                            21,844                17,803
Research and engineering                                        3,477                 3,760
Amortization expense                                           12,151                10,989
                                                            ---------             ---------
    Operating income                                           26,228                26,138

Interest expense                                               14,867                 9,784
Loss on extinguishment of debt                                  9,329                 1,353
Other (income) expense                                          2,556                  (440)
                                                            ---------             ---------
    Income (loss) before income taxes and
    minority interest in consolidated subsidiary                 (524)               15,441

Income taxes                                                      451                 5,814
                                                            ---------             ---------
    Income (loss) before minority interest                       (975)                9,627
Minority interest in consolidated subsidiary                     (817)                 (780)
                                                            ---------             ---------

    Net income (loss)                                       $  (1,792)            $   8,847
                                                            =========             =========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE EARNINGS (UNAUDITED)
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                                     NOTE
                                                                                  RECEIVABLE
                                           COMMON                                    FROM                 ACCUMULATED
                                           STOCK                      ADDITIONAL  ISSUANCE OF                OTHER
                                    ------------------    TREASURY     PAID-IN      COMMON     RETAINED  COMPREHENSIVE
                                    CLASS A    CLASS D     STOCK       CAPITAL      STOCK      EARNINGS     EARNINGS       TOTAL
                                    -------    -------    --------    ----------  -----------  --------  --------------  ---------
Balance at December 31, 2002          $9         $1     $       -     $119,990      $(482)     $11,221      $ (282)      $ 130,457

Net loss                                                                                        (1,792)                     (1,792)
  Currency translation adjustments                                                                           2,045           2,045
                                                                                                                         ---------
Comprehensive income                                                                                                           253
Management loan collection                                                            100                                      100
Shares repurchase                                        (120,770)                                                        (120,770)
                                      --         --     ---------     --------      -----      -------      ------       ---------
Balance at September 30, 2003         $9         $1     $(120,770)    $119,990      $(382)     $ 9,429      $1,763       $  10,040
                                      ==         ==     =========     ========      =====      =======      ======       =========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                     ------------------------------
                                                                       2003                  2002
                                                                     ---------             --------
Cash flows from operating activities
  Net income (loss)                                                  $  (1,792)            $  8,847
  Adjustments to reconcile net income (loss) to net
  cash provided by operating activities
    Depreciation                                                         4,298                3,988
    Amortization                                                        12,151               10,989
    Loss on extinguishment of debt                                       9,329                1,353
    Deferred taxes on earnings                                            (300)               4,577
    Exchange rates translation adjustment                                1,329                 (294)
    Other, net                                                           4,192                3,789
    Minority interest in subsidiaries                                    1,382                2,305
                                                                     ---------             --------
      Net cash provided by operating activities                         30,589               35,554
Cash flows from investing activities
  Payments to acquire 33% of DAP                                            --               (5,878)
  Capital expenditures                                                  (4,254)              (4,450)
  Other, net                                                              (148)                (128)
                                                                     ---------             --------
      Net cash used in investing activities                             (4,402)             (10,456)
Cash flows from financing activities
  Debt borrowings                                                      260,000               25,000
  Debt payments                                                       (180,252)             (41,635)
  Sales of preferred stock                                              29,017                   --
  Cost of debt financing                                                (7,885)                  --
  Common stock shares repurchase                                      (120,770)                  --
  Other, net                                                               100                  527
                                                                     ---------             --------
      Net cash provided by (used in) financing activities              (19,790)             (16,108)
                                                                     ---------             --------
Effect of exchange rates on cash and cash equivalents                      716                 (119)
                                                                     ---------             --------
      Net increase in cash                                               7,113                8,871
                                                                     ---------             --------
Cash, beginning of period                                               17,046                5,850
                                                                     ---------             --------
Cash, end of period                                                  $  24,159             $ 14,721
                                                                     =========             ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(amounts in thousands except share and per share data)
--------------------------------------------------------------------------------


1.       BASIS OF PRESENTATION

         The accompanying condensed consolidated financial statements for the nine-month periods ended September 30, 2003 and 2002 are unaudited. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows of Neptune Technology Group Holdings, Inc. ("Neptune" or "the Company") and its subsidiaries for all periods presented.

         Neptune's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, reported amounts of revenues and expenses, and the disclosure of contingent assets and liabilities to prepare these condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"). Actual results could differ from those estimates.

         The results of operations for the nine-month periods ended September 30, 2003 are not necessarily indicative of the results to be expected for the full fiscal year. These reports should be read in conjunction with the Company's consolidated financial statements and the notes.

2.       RECAPITALIZATION

         In April of 2003, the company completed a recapitalization transaction of $301,450. The transaction was funded through a new term loan B of $190,000, the issuance of $70,000 of new senior subordinated notes, the issuance of $30,000 of preferred stock, and $11,450 of cash. The proceeds from this transaction were used to repurchase 53.8933% of Class A and Class D stock of $120,770, repay $160,050 of term loan B borrowings, repay $11,000 of term loan A borrowings, repurchase options from management and employees of $762, and pay fees and expenses related to the transaction of $8,868.

         Redeemable Preferred Stock

         The Company issued 127,029.6432 shares of $.01 par value participating convertible preferred stock with a face value of $30,000. The Company received proceeds of $30,000 net of approximately $983 of issuance costs. The shares are convertible into conversion (common equivalent) shares at the holder's option at defined conversion rates. The shares are entitled to a minimum liquidation preference of the greater of (a) $236.17 per share plus an annual accretion of 10%, or (b) the amount per share the holders would receive based on an as-converted common stock valuation. At September 30, 2003 the estimated minimum liquidation preference was approximately $42,000. These shares may receive dividends upon the approval of the Board of Directors in the amount equal to any dividends declared per share of common stock. There are no mandatory dividends related to these shares. This issuance is redeemable upon the consummation of any sale of the company in which there is a change in ownership of greater than 20%, as well as recapitalization of the company. Shares are redeemable for a price equal to 101% of the minimum liquidation preference plus any declared and unpaid dividends at redemption date.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(amounts in thousands except share and per share data)
--------------------------------------------------------------------------------


         New Senior Subordinated Notes

         In connection with the recapitalization the company sold $70,000 of senior notes to DLJIP II Holdings, L.P., DLJ Investment Partners, L.P., DLJ Investment Partners II, L.P., 964536 Ontario Limited, York Street Mezzanine Partners, L.P., and Metropolitan Life Insurance Company. These notes have a maturity date of October 1, 2010 and bear an interest rate of 14%, payable on April 1 and October 1 until the maturity date. Payment of interest in excess of 12% may be paid by the issuance of additional securities pursuant to the provisions of the indenture. The Company incurred $2,692 of issuance costs related to these notes.

         New Term B Debt

         In connection with the recapitalization, the Company entered into a term loan agreement with UBS AG. The agreement calls for up to $190,000 of borrowings with a maturity date of March 31, 2010. Borrowings under the term loan bear interest at LIBOR + 4.25%. At September 30, 2003 the new term B debt has an interest rate of 5.58%. The company also has a revolving credit facility of $30,000, of which none was drawn on this facility at September 30, 2003, other than the support for letters of credit with a value of $7,318. The Company incurred approximately $5,193 of issuance costs related to this agreement.

3.       CRITICAL ACCOUNTING POLICIES

         The remainder of the company's critical accounting policies can be reviewed in detail in Note 2 of the Company's financial statements for the year ended December 31, 2002.

         Stock Based Compensation

         The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For SFAS No. 123 purposes, the fair value of each option grant and stock based award has been estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                        SEPTEMBER 30,
                                   ---------------------
                                   2003             2002
                                   ----             ----
Expected life (years)                 5                6
Risk-free interest rate               3%            4.25%
Dividend yield                     None             None
Expected volatility                   0%               0%

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(amounts in thousands except share and per share data)
--------------------------------------------------------------------------------


         The estimated fair value of the options granted during 2003 and 2002 is $31.30 and $30.88, respectively. The Company issued 1,000 stock options during 2003 and 5,000 in 2002. Had compensation cost been determined consistent with SFAS No. 123, utilizing the assumptions detailed above, the Company's pro forma net income (loss) and pro forma basic and diluted earnings (loss) per share would have decreased to the following amounts (in thousands, except share data):

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                     --------------------------
                                                       2003               2002
                                                     -------             ------
Net income (loss):
As reported                                          $(1,792)            $8,847
  Deduct: Total stock-based employee
    compensation expense determined
    under fair value based method for all
    awards, net of related tax effects                   127                172
                                                     -------             ------
        Pro forma - for SFAS No. 123                  (1,919)             8,675
                                                     =======             ======

4.       INVENTORIES

                                                 SEPTEMBER 30,      DECEMBER 31,
                                                     2003               2002
                                                 -------------      ------------
         Finished goods                            $ 4,042            $ 1,476
         Work-in process                             4,412              4,683
         Raw materials                               6,177              5,464
                                                   -------            -------
                                                   $14,631            $11,623
                                                   =======            =======

5.       GOODWILL AND INTANGIBLE ASSETS

         The following present an evolution of the goodwill and intangible assets balance since December 31, 2002:

         Goodwill
         Balance at December 31, 2002                                 $  74,013
         Earnout provision related to DB Microware Acquisition              225
         Currency Translation Adjustment                                  2,993
                                                                      ---------
         Balance at September 30, 2003                                $  77,231
                                                                      =========

         Intangible Assets
         Balance at December 31, 2002                                 $ 190,867
         Amortization Expense                                           (10,223)
                                                                      ---------
         Balance at September 30, 2003                                $ 180,644
                                                                      =========

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(amounts in thousands except share and per share data)
--------------------------------------------------------------------------------


6.       LONG-TERM DEBT

                                                 SEPTEMBER 30,       DECEMBER 31,
                                                     2003                2002
                                                 -------------       ------------
Revolving Credit Facility                          $     --            $     --
New Term Loan B (see note 2)                        185,000                  --
Term Loan A (see note 2)                                 --              11,000
Term Loan B (see note 2)                                 --             160,050
Senior Subordinated Debt (see note 2)                70,698                  --
Senior Subordinated Notes                            28,457              26,466
Notes payable to seller of DB Microware               3,149               3,013
                                                   --------            --------
                                                    287,304             200,529

Less Current Portion                                 10,000                  --
                                                   --------            --------
                                                   $277,304            $200,529
                                                   ========            ========

         The aggregate principal amounts due under the Company's debt agreements and a note payable to a seller are as follows:

         2004                                $ 10,000
         2005                                  10,000
         2006                                  12,500
         2007                                  18,149
         2008                                  15,000
         2009 and thereafter                  221,655
                                             --------
                                             $287,304
                                             ========

7.       INCOME TAXES

         Pretax income subject to US and foreign income taxes for each of the periods presented was as follows:

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                    ----------------------------
                                                      2003                 2002
                                                    --------             -------
United States of America                            $ (7,280)            $11,114
Foreign                                                6,756               4,327
                                                    --------             -------
                                                    $   (524)            $15,441
                                                    ========             =======

         The effective tax rate for the nine months ended September 30, 2003 is not meaningful due to foreign tax expense and certain state taxes more than offsetting United States Federal tax benefits. The effective tax rate for the nine months ended September 30, 2002 reflects the effects of state taxes.

8.       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities." The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or VIEs) and how to determine when and which business enterprises should consolidate the VIE (the primary beneficiary). This new model for consolidation applies to an entity which either (i) the equity investors (if any) do not have a controlling financial interest or (ii) the equity investment at risk is insufficient to finance support from other parties. In addition, FIN 46 requires that both the primary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46 has an effective date of December 31, 2003 for VIEs, which were in existence prior to February 1, 2003. The Company does not believe it is a primary beneficiary on a

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(amounts in thousands except share and per share data)
--------------------------------------------------------------------------------


         VIE or holds any significant interests or involvement in a VIE and does not expect there to be an impact on the Company's consolidated financial statements.

         In May of 2003 the FASB issued SFAS 150 - "Accounting for Financial Instruments with Characteristics of Liabilities, Equity, or Both" that clarifies liability or equity classification for different financial instruments including mandatorily redeemable shares, put options and forward purchase contracts, and obligations that can be settled with shares. This standard will be effective for the first fiscal period beginning after December 15, 2003. The Company's current classification of redeemable preferred stock will not be affected by the adoption of SFAS 150 since its redemption is not at specified or determinable dates.

9.       COMMITMENTS AND CONTINGENCIES

         LADWP SETTLEMENT AGREEMENT

         In 1998 the Environmental Law Foundation (ELF) filed suit against Schlumberger under California's False Claims Act (FCA). The ELF complaint alleged that Schlumberger sold water meters to the Los Angeles Department of Water and Power ("LADWP") from 1990 to 1998 that were constructed from an alloy that allowed up to 8% lead content, whereas the LADWP contract specifications for water meters limited lead content to 6%. The meters sold by Schlumberger to LADWP were the national standard for water meters containing an average of 7% lead. The ELF and LADWP claims were settled in January 2001. The terms of the settlement are that the Company would provide LADWP 120,000 free non-lead water meters of specified sizes over a period of 24 months, at the rate of 5,000 meters per month. An accrual of $5,800 was recorded in 1998. In May 2001, cash settlements of $620 and $750 were paid to LADWP and to the Environmental Law Foundation, respectively. The balance of $4,430 would be used to provide the delivery of 120,000 meters to LADWP over a 24-month period. The shipments of 5,000 meters per month began in May 2001 and were completed by April 2003. At December 31, 2002, the liability for this settlement was $638. Since all of the shipments were completed by April 2003, there is no remaining liability for this settlement at September 30, 2003. The company has fully complied with all of the terms of the settlement.

         RUEDA LITIGATION

         Rueda is a consolidated lawsuit brought in Los Angeles Superior Court as a class action by the customers of LADWP with allegedly "out-of-specification" water meters installed by LADWP at their properties. When it was filed in August 2000, Rueda alleged causes of action for: (i) violations of the California Business and Professions Code, (ii) negligence per se, (iii) negligence, (iv) nuisance and (v) violations of the California Consumer Legal Remedies Act. In May 2002, the Court granted summary adjudication in favor of the Company with regard to all of Plaintiffs' claims except those under the California Business and Professions Code and held that the plaintiffs had offered no evidence of property damage giving rise to a triable issue of material fact. In January 2003, the Court granted class certification with regard to Plaintiffs' remaining claims under the Business and Professions Code.

         As a result of a mediation with a retired federal judge, the Company and Plaintiffs reached a settlement in principal of Rueda in June, 2003. A class action settlement agreement was executed in October 2003 and preliminarily approved by the Los Angeles Superior Court on October 14, 2003. The settlement requires that the Company pay a total of $3,900 and respond to specified future bid requests from LADWP over the next 60 months in such a manner that LADWP, if it

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2003
(amounts in thousands except share and per share data)
--------------------------------------------------------------------------------


         chooses to accept those bids, is provided certain additional in savings as compared to the best direct purchase price for the same products obtained by another public water system customer of the Company in the six months prior to LADWP bid.

         The final approval hearing for the class action settlement is scheduled for January 23, 2004. Notice of the settlement was published on October 24, 2003. Any objections to the settlement or requests for exclusion from the settlement must be filed with the Los Angeles Superior Court by December 15, 2003.

         At September 30, 2003 the Company has fully reserved the $3,900 necessary for the Rueda settlement. Payment will be required after final approval by the Court of all settlement terms.

10.      SUBSEQUENT EVENTS

         On October 21, 2003 Roper Industries, Inc. announced that it has signed a definitive agreement to acquire Neptune Technology Group Holdings Inc from Investcorp for total consideration of approximately $475 million, net of cash acquired and including debt assumed. The acquisition includes Neptune Technology Group Inc, DAP Technologies and DB Microware and is expected to close in early 2004, subject to customary closing conditions including antitrust review and clearance.

NEPTUNE TECHNOLOGY GROUP
HOLDINGS INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONTENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                                              PAGE(S)
REPORT OF INDEPENDENT ACCOUNTANTS...............................................................................1-2

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets....................................................................................................3

Statements of Operations..........................................................................................4

Statements of Changes in Stockholders' Equity and Comprehensive Income............................................5

Statements of Cash Flows..........................................................................................6

Notes to Consolidated Financial Statements.....................................................................7-32

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the board of directors and shareholders of Neptune Technology Group Holdings Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows present fairly, in all material respects, the financial position of Neptune Technology Group Holdings Inc. and its subsidiaries (the "Company") at December 31, 2002 and 2001, and the results of their operations and their cash flows for the year ended December 31, 2002, and for the period from November 1, 2001 to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, on November 1, 2002, Neptune Technology Group Holdings, Inc. adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets."


/s/ PricewaterhouseCoopers, LLP
-------------------------------
PricewaterhouseCoopers, LLP
Atlanta, Georgia
January 31, 2003

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the board of directors and shareholders of Schlumberger Ltd.

In our opinion, the accompanying combined statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for the period from January 1, 2001 to October 31, 2001 and for the year ended December 31, 2000 present fairly, in all material respects, the results of operations and cash flows of Water Management (the "Company") for the period from January 1, 2001 to October 31, 2001 and for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/  PricewaterhouseCoopers, LLP
--------------------------------
PricewaterhouseCoopers, LLP
Atlanta, Georgia
January 31, 2003

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------
(AMOUNTS IN THOUSANDS)

                                                                                               SUCCESSOR
                                                                                               DECEMBER 31,
                                                                                          2002                2001
                                                                                       ---------           ---------
ASSETS
Current assets:
 Cash                                                                                  $  17,046           $   5,850
 Receivables, less allowance for doubtful accounts of $150 and $519                       29,289              24,891
 Inventories (Note 4)                                                                     11,623               9,427
 Deferred taxes on income (Note 12)                                                        2,185               3,487
 Other current assets (Note 5)                                                             5,024               1,881
                                                                                       ---------           ---------
     Total current assets                                                                 65,167              45,536

Property, plant and equipment, net (Note 6)                                               25,993              24,569
Investment in unconsolidated affiliate                                                        --               5,696
Other assets (Note 7)                                                                      12,650              15,168
Deferred taxes on income (Note 12)                                                            --                 401
Intangible assets (Note 8)                                                               190,867             195,116
Goodwill (Note 8)                                                                         74,013              60,256
                                                                                       ---------           ---------
     Total assets                                                                      $ 368,690           $ 346,742
                                                                                       =========           =========
LIABILITIES
Current liabilities:
 Accounts payable                                                                      $   9,108           $   6,025
 Accrued liabilities (Note 10)                                                            15,869               8,523
 Current portion of long-term debt (Note 11)                                                  --               4,400
 Income taxes payable                                                                      1,294                  74
                                                                                       ---------           ---------
     Total current liabilities                                                            26,271              19,022

Postretirement benefits (Note 13)                                                          2,603               2,229
Other liabilities                                                                             --                 733
Notes payable (Note 3)                                                                     3,013                  --
Deferred taxes on income (Note 12)                                                         5,700                  --
Long term debt (Note 11)                                                                 171,050             155,600
Senior subordinated notes (Note 11)                                                       26,466              50,833
                                                                                       ---------           ---------
                                                                                         235,103             228,417
                                                                                       ---------           ---------
Minority interest in equity of consolidated affiliates (Note 3)                            3,130                  --

Commitments and contingencies (Note 16)

Stockholders' equity
Preferred stock $0.01 par value, authorized 500,000 shares,
 none outstanding as of December 31, 2002 and 2001                                            --                  --
Class A common stock, $0.01 par value, 997,500 shares authorized,
 issued and outstanding as of December 31, 2002 and 2001                                       9                   9
Class D common stock, $0.01 par value, 2,500 shares authorized,
 issued and outstanding as of December 31, 2002 and 2001                                       1                   1
Common stock, $0.01 par value, authorized 1,500,000 shares,
 none outstanding as of December 31, 2002 and 2001                                            --                  --
 Additional paid-in-capital                                                               119,990             119,990
 Note Receivable from issuance of common stock                                               (482)             (1,034)
 Accumulated other comprehensive loss                                                        (282)                (35)
 Accumulated equity (deficit)                                                              11,221                (606)
                                                                                       ---------           ---------
Total stockholders' equity                                                               130,457             118,325
                                                                                       ---------           ---------
Total liabilities and equity                                                           $ 368,690           $ 346,742
                                                                                       =========           =========

   The accompanying notes are an integral part of these financial statements.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------
(AMOUNTS IN THOUSANDS)

                                                                SUCCESSOR                           PREDECESSOR
                                                        -------------------------------     ------------------------------
                                                                           PERIOD FROM      PERIOD FROM
                                                                           NOVEMBER 1,       JANUARY 1,
                                                        YEAR ENDED          2001 TO           2001 TO         YEAR ENDED
                                                        DECEMBER 31,      DECEMBER 31,       OCTOBER 31,      DECEMBER 31,
                                                            2002              2001              2001             2000
                                                        ------------      -------------     ------------     ------------
Revenues                                                  $ 189,544         $  27,498         $ 130,951        $ 147,607
Cost of goods sold (Note 4)                                 109,211            20,024            78,196           82,235
                                                          ---------         ---------         ---------        ---------

   Gross profit                                              80,333             7,474            52,755           65,372

Selling, general and administrative                          25,791             3,184            21,102           18,862
Research and engineering                                      4,857               649             3,817            4,094
Amortization expense                                         15,145             2,368             2,546            2,897
                                                          ---------         ---------         ---------        ---------
   Operating income                                          34,540             1,273            25,290           39,519

Interest expense                                             12,880             2,394             1,154              760
Loss on extinguishment of debt                                1,353                --                --               --
Other (income) expense, net                                    (928)             (134)              342              461
                                                          ---------         ---------         ---------        ---------
   Income (loss) before income taxes and
     minority interest in consolidated
     subsidiary                                              21,235              (987)           23,794           38,298

Income taxes (benefit) (Note 12)                              7,833              (381)           10,597           16,806
                                                          ---------         ---------         ---------        ---------
   Income (loss) before minority interest                    13,402              (606)           13,197           21,492

Minority interest in consolidated
  subsidiary (Note 3)                                        (1,575)               --                --               --
                                                          ---------         ---------         ---------        ---------
   Net income (loss)                                      $  11,827         $    (606)        $  13,197        $  21,492
                                                          =========         =========         =========        =========

   The accompanying notes are an integral part of these financial statements.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND
COMPREHENSIVE INCOME
(AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                                                 EQUITY
                                                                                                               ---------
PREDECESSOR:
  Balance at December 31, 1999                                                                                 $  61,251
  Net income                                                                                                      21,492
  Foreign currency translation adjustment                                                                           (767)
  Net distributions to Schlumberger                                                                              (27,040)
                                                                                                               ---------
Balance at December 31, 2000                                                                                      54,936
  Net income                                                                                                      13,197
  Foreign currency translation adjustment                                                                           (322)
  Transfer of investment from Schlumberger                                                                         2,273
  Net distributions to Schlumberger                                                                              (13,757)
                                                                                                               ---------
Balance at October 31, 2001                                                                                    $  56,327
                                                                                                               =========


                                                                                NOTE
                                                                             RECEIVABLE   ACCUMULATED                   TOTAL
                                              COMMON STOCK     ADDITIONAL  FROM ISSUANCE     OTHER                     STOCK-
                                            -----------------   PAID-IN-     OF COMMON   COMPREHENSIVE  ACCUMULATED    HOLDERS'
                                            CLASS A   CLASS D    CAPITAL       STOCK     INCOME (LOSS)    DEFICIT       EQUITY
                                            -------   -------  ----------  ------------- -------------  -----------    --------
SUCCESSOR:
Balance at November 1, 2001
 (reflects issuance of common
 stock in connection with
 the Acquisition)                             $ 9      $ 1      $ 118,956      $     --      $   --      $     --        118,966
 Net loss                                                                                                    (606)          (606)

 Foreign currency translation
  adjustment                                                                                    (35)                         (35)
                                                                                                                       ---------
  Comprehensive loss                                                                                                        (641)

 Notes receivable from issuance
  of common stock                                                   1,034        (1,034)                                      --
                                              ---      ---      ---------      --------      ------      --------      ---------

Balance at December 31, 2001                    9        1        119,990        (1,034)        (35)         (606)       118,325

 Net income                                                                                                11,827         11,827

 Foreign currency translation
  adjustment                                                                                   (247)                        (247)
                                                                                                                       ---------

  Comprehensive income                                                                                                    11,580

  Repayment of notes receivable
   from issuance of common stock                                                    552                                      552
                                              ---      ---      ---------      --------      ------      --------      ---------

 Balance at December 31, 2002                 $ 9      $ 1      $ 119,990       $  (482)     $ (282)     $ 11,221      $ 130,457
                                              ===      ===      =========      ========      ======      ========      =========

   The accompanying notes are an integral part of these financial statements.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                         SUCCESSOR                        PREDECESSOR
                                                               ------------------------------     -----------------------------
                                                                                 PERIOD FROM      PERIOD FROM
                                                                                  NOVEMBER 1,      JANUARY 1,
                                                                YEAR ENDED         2001 TO           2001 TO        YEAR ENDED
                                                               DECEMBER 31,      DECEMBER 31,      OCTOBER 31,     DECEMBER 31,
                                                                   2002              2001             2001             2000
                                                               ------------      ------------     ------------     ------------
Cash flows from operating activities
 Net income (loss)                                              $  11,827        $     (606)       $  13,197        $  21,492
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
   Depreciation                                                     5,294               774            4,172            5,185
   Minority interest in consolidated subsidiary                     1,582                --               --               --
   Amortization of goodwill                                            --                --            2,546            2,897
   Amortization of intangibles                                     11,852             1,874               --               --
   Amortization of debt issuance cost, other fees                   3,293               493               --               --
   Loss on extinguishment of debt                                   1,353                --               --               --
   Deferred taxes on earnings                                       4,763              (381)            (173)           1,259
   Non-cash paid-in kind interest                                   3,318               833               --               --
   Changes in operating assets and liabilities:
     Accounts receivable                                           (1,390)           (4,024)          (1,385)           1,242
     Inventory                                                        743             2,848            2,040           (2,513)
     Accounts payable and accrued liabilities                       6,674             6,551              194              887
     Payables to related parties                                       --              (758)            (908)           1,842
     Income tax payable                                               924                74            1,190              521
     Other assets and liabilities, net                             (2,478)            1,459           (1,647)              43
                                                                ---------        ----------        ---------        ---------
       Net cash provided by operating activities                   47,755             9,137           19,226           32,855
                                                                ---------        ----------        ---------        ---------
Cash flows from investing activities
 Payments to acquire company, net of cash acquired                 (7,399)         (314,161)              --               --
 Payments to acquire 33.3% of DAP, net of cash acquired            (5,171)           (5,880)              --               --
 Capital expenditures                                              (5,852)             (555)          (3,325)          (4,964)
 Other                                                               (166)           (1,031)           2,296             (684)
                                                                ---------        ----------        ---------        ---------
       Net cash used in investing activities                      (18,588)         (321,627)          (1,029)          (5,648)
                                                                ---------        ----------        ---------        ---------
Cash flows from financing activities
 Proceeds from credit facilities                                   25,000           161,000               --               --
 Proceeds from Investcorp capital contributions                        --           120,000               --               --
 Proceeds from senior subordinated notes                               --            50,000               --               --
 Proceeds from short term management loan                             552                --               --               --
 Payment on credit facilities                                     (13,950)               --               --               --
 Payment on senior subordinated notes                             (27,685)               --               --               --
 Payment of early redemption penalty                               (1,353)
 Payments on revolver                                                  --            (1,000)              --               --
 Payments of financing fees                                          (782)          (11,660)              --               --
 Distributions to Schlumberger                                         --                --          (17,136)         (26,873)
                                                                ---------        ----------        ---------        ---------
       Net cash provided by (used in)
        financing activities                                      (18,218)          318,340          (17,136)         (26,873)
 Effect of exchange rates on cash and cash equivalents                247                --               --               --
                                                                ---------        ----------        ---------        ---------
       Net increase in cash                                        11,196             5,850            1,061              334
Cash, beginning of period                                           5,850                --              345               11
                                                                ---------        ----------        ---------        ---------
Cash, end of period                                             $  17,046        $    5,850        $   1,406        $     345
                                                                =========        ==========        =========        =========
Supplemental information:
 Cash paid for income taxes                                     $     354        $       --        $   9,799        $  17,226
                                                                ---------        ----------        ---------        ---------
 Cash paid for interest                                         $   9,646        $      960        $      --        $      --
                                                                ---------        ----------        ---------        ---------
 Note payable issued on acquisition                             $   3,000        $       --        $      --        $      --
                                                                ---------        ----------        ---------        ---------

   The accompanying notes are an integral part of these financial statements.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

1.       ORGANIZATION

         ACQUISITION

         The financial statements include the accounts of Neptune Technology Group Holdings Inc. ("Neptune" or the "Company"). The Company is a holding company whose primary asset consists of a 100% investment in Neptune Technology Group Inc. ("Neptune TG"). On November 1, 2001, the Company acquired, through an Asset Purchase Agreement between Schlumberger Resource Management Services, Inc. ("Schlumberger"), a division of Schlumberger Limited, and Neptune Acquisition I Corp., a newly formed entity created by affiliates of Investcorp S.A. ("Investcorp"), representing the water meter and meter reading systems business of Schlumberger. Immediately following the completion of this acquisition, Neptune Acquisition I Corp. merged into Neptune TG. The Company was capitalized with $120,000 of common equity contributed by affiliates of Investcorp and Neptune management and $50,000 in principal amount of subordinated indebtedness (the "Senior Subordinated Notes") purchased by Cromwell Finance Limited ("Cromwell Finance"), an affiliate of Investcorp.

         The aggregate purchase price for the Acquisition was $331,701 inclusive of $25,821 of direct costs related to the Acquisition. $15,000 of the direct costs represented amounts paid to a related party (see note 15). The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at November 1, 2001:

         Current assets                                                   $  36,365
         Property, plant and equipment                                       24,787
         Investment in DAP                                                    5,880
         Other assets                                                        19,091
         Intangible assets                                                  196,990
         Goodwill                                                            60,256
                                                                          ---------
                  Total assets acquired                                     343,369
         Current liabilities                                                 (8,756)
         Other liabilities                                                   (2,912)
                                                                          ---------
                  Net assets acquired                                     $ 331,701
                                                                          =========

         Of the $196,990 of acquired intangible assets, $33,670 was assigned to registered trademarks that are considered to be intangible assets with indefinite useful lives and are not subject to amortization. The remaining $163,320 of acquired intangible assets has a weighted average useful life of approximately 21 years. The intangible assets that make up that amount include customer relationships of $128,000 (24 year weighted-average useful life), technology of $24,390 (15 year weighted-average useful life), software of $2,200 (3 year weighted-average useful life) and contractual arrangements of $8,730 (5 year weighted-average useful life). Contractual agreements represent contacts for the company to supply product to its utility customers as well as an agreement to purchase production components from a former related party.

         The $60,256 of goodwill and $196,990 of intangible assets are deductible for income tax purposes.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

         The Company financed the Acquisition by the issuance of the $120,000 in common equity and $50,000 in principal amount of Senior Subordinated Notes, which were used to capitalize Neptune TG in exchange for Neptune's common stock. The remaining financing was provided by $161,000 of borrowings by Neptune TG under the $190,000 senior secured Credit Facility (see Note 11).

         CAPITALIZATION

         The Company is authorized to issue up to 3,000,000 shares of stock among the following classes.

         Preferred Stock. The Company's Board of Directors (Board) may issue up to 500,000 shares of $0.01 par value preferred stock, with such voting powers, preferences and other rights or restrictions as determined by the Board. As of December 31, 2002 the Company had not issued any preferred shares.

         Class A Common Stock. In connection with the Acquisition, the Company authorized and issued 997,500 shares of par value, $0.01 Class A Common Stock.

         Class D Common Stock. In connection with the Acquisition, the Company authorized and issued 2,500 shares of par value, $0.01 Class D Common Stock.

         Common Stock. The Company is authorized to issue up to 1,500,000 shares of $0.01 par value Common Stock. As of December 31, 2002, the Company had not issued any shares of Common Stock.

         Voting rights are limited to Class D Common and Common shareholders, except for any rights to vote that may be afforded Class A Common shareholders under applicable law. All of the shares of stock are subject to certain limitations on transfer. Class A Common shareholders have certain "Tag-Along Rights" to participate in any sale of Class D Common shares outside permitted transfers as defined.

         NATURE OF BUSINESS

         The Company provides engineering, manufacturing, marketing, sale, maintenance and repair and installation of water meters and metering systems. The Company's primary markets are the United States, Canada, and Mexico.

         PRESENTATION AND PREDECESSOR INFORMATION

         Neptune Technology Group Holdings Inc. is referred to as the "Successor" for the period November 1, 2001 to December 31, 2001 and thereafter, and the "Company" for all periods presented.

         For the period from January 1, 2001 to October 31, 2001 and the year 2000 ("fiscal 2000") (the "predecessor periods"), the accompanying financial statements include the manufacturing, sales and distribution operations in the United States of America and the sales and distribution centers in Canada and Mexico of Water Management, the water metering and management businesses of Schlumberger. Although the Company was not a separate company, the accompanying financial statements are presented as if the Company had existed as an entity separate from its parent, Schlumberger. The financial statements include the historical assets, liabilities, revenues, and expenses that were directly related to the Company's businesses of Schlumberger during the predecessor periods presented and have been prepared using Schlumberger's historical bases in the assets and liabilities and the historical results of operations of the Company.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

         Certain amounts of Schlumberger's corporate assets, liabilities and expenses, including centralized research and engineering, legal, accounting, employee benefits, real estate, insurance services, information technology services, treasury and other corporate and infrastructure costs, although not directly attributable to the Company's operations, have been allocated to the Company on a basis that the Company and Schlumberger considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company (see Note 15). However, the financial information included herein may not reflect the financial position, operating results, changes in equity and cash flows of the Company had the Company been a separate, stand-alone entity during the predecessor periods presented. All significant intercompany accounts and transactions within the Company have been eliminated.

         Because the Company was not operated as a separate, stand-alone entity during the predecessor periods presented, and in many cases the Company's results were included in the consolidated financial statements of Schlumberger on a divisional basis, there are no separate meaningful historical equity accounts for the Company. Changes in stockholders' equity represent Schlumberger's contribution of its net investment in the Company after giving effect to the net earnings of the Company plus net cash transfers to and from Schlumberger and other transfers from Schlumberger.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

         PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements present the consolidated financial position of the Company and its subsidiaries as of December 31, 2002 and 2001, respectively and their consolidated results of operations and cash flows for the successor and predecessor periods presented. All significant intercompany balances and transactions have been eliminated.

         REVENUE RECOGNITION

         Revenue from product sales is recognized when title and risk of loss pass to the customer, which is generally upon delivery.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

         Revenue from software sales is primarily licensing software, providing software support and maintenance and providing professional services to our customers. Software revenue is recorded in accordance with the guidance provided by Statement of Position (SOP) 97-2, "Software Revenue Recognition, with Respect to Certain Transactions," and SOP 81-1, "Accounting for Performance of Construction-Type and Certain Product-Type Contracts." Revenues attributed to the sale of software are as follows:

         Year ended 2000                                                 $ 400
         10 month period ended October 31, 2001                            184
         2 month period ended December 31, 2001                             78
         Year ended 2002                                                   857

         Shipping and Handling costs are included in cost of goods sold.

         RECLASSIFICATIONS

         Certain reclassifications of prior year information have been made to conform to current year reporting.

         ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

         The Company grants credit to its customers and distributors, who are primarily in the water and utility business, in the normal course of business.

         Financial instruments which potentially subject the Company to concentration of risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition and maintains an allowance for uncollectible accounts receivable based on expected collectibility. The Company's customers are not concentrated in a specific geographic region.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.

         INVENTORY

         Inventories are stated at lower of average cost, or market. Included in inventory are $33 of absorbed administrative costs at December 31, 2002 and 2001. For both the 12 months ended December 31, 2002 and 2001, $367 of administrative costs related to inventory were included in cost of goods sold.

         PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

         Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets. Expenditures for replacements and improvements are capitalized. Maintenance and repairs are charged to operating expenses as incurred. Upon sale or other disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

         Estimated useful lives are as follows:

               Buildings and improvements                       15 years
               Machinery and equipment                        5-10 years
               Furniture and fixtures                            5 years
               Computer equipment                                3 years

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews the appropriateness of the carrying value of its long-lived assets, including property, plant and equipment and intangible assets with finite lives, whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. For assets held for use, if the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference in the fair value and carrying value of the assets. For assets held for sale, a loss is recognized for the difference between the estimated fair value, net of costs to sell, and the carrying value of the assets.

         GOODWILL

         Goodwill for the predecessor periods presented was amortized on a straight-line basis over 25 years. Goodwill related to the Acquisition and the 2002 business combinations (Note 3) is not amortized in accordance with Statements of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets". Amortization of goodwill for the predecessor periods January 1, 2001 to October 31, 2001 and the year ended December 31, 2000 was $2,546 and $2,897, respectively.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of cash, accounts receivable and trade accounts payable and accrued expenses are not materially different than their carrying amounts as reported at December 31, 2002 and 2001 due to the short-term nature of these accounts. The December 31, 2002 debt balances under the credit facility approximate the fair value on the basis of the variable interest related to such debt. The fair value of the senior subordinated debt is estimated using a discounted cash flow analysis based upon the interest rates of United States Treasury notes.

         TAXES ON INCOME

         Taxes on income are computed in accordance with the tax rules and regulations of the taxing authorities where the income is earned. Taxable income may differ from pre-tax income for financial accounting purposes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements using enacted tax rates during the period such differences are expected to reverse.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         The Company's operating results for the predecessor periods have been included in Schlumberger's consolidated US and state income tax returns and in tax returns of Schlumberger's foreign subsidiaries. The provision for income taxes reflected in the Company's financial statements for the predecessor periods has been determined on a separate return basis.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

         RESEARCH AND DEVELOPMENT

         Research and development costs include salaries and benefits, contract services, supplies, and other costs related to various products under development. Research and development costs are expensed in the period incurred and totaled $4.9 million, $4.5 million, and $4.1 million for the years ended December 31, 2002, 2001, and 2000, respectively.

         DEFERRED FINANCING COSTS

         Deferred financing costs are amortized over a period of 5 to 7 years, the terms of the relating debt instruments, utilizing the effective interest method. Amortization of deferred financing costs for the year ended December 31, 2002 and for the period November 1, 2001 to December 31, 2002 was $2,293 and $327, respectively.

         STOCK COMPENSATION

         As permitted by SFAS No. 123 "Accounting for Stock-Based Compensation," the Company continues to apply intrinsic value accounting for its stock options plans. The Company has adopted the disclosure-only provisions of SFAS No. 123 and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123." The Company's pro forma net income (loss) based upon the fair value at the grant dates for awards under the plans are disclosed below.

         The Company applies intrinsic value accounting for its stock option plans. If the Company had elected to recognize compensation expense based upon the fair value at the grant dates for awards under the plan, the Company's net income (loss) would have been reduced as follows:

                                                                                                     2002                  2001
                                                                                                   --------              ------
         Net income (loss)                                                                         $ 11,827              $ (606)
         Deduct
            Total additional stock-based employee compensation
              cost, net of tax, that would have been included in net
              income (loss) under fair value method                                                    197                   32
                                                                                                   --------              ------
         Pro forma net income (loss)                                                               $ 11,630              $ (638)
                                                                                                   ========              ======

         The weighted average fair value of options granted using the Black-Scholes pricing model was $30.88 and $31.80 for the period ended December 31, 2002 and 2001, respectively.

         The fair value was determined using a Black-Scholes option pricing model with the following weighted average assumptions:

                                                                                   2002              2001
                                                                                  ------            ------
         Dividend yield                                                             None              None
         Volatility                                                                    0%                0%
         Risk-free interest rate                                                    4.25%              4.4%
         Expected life                                                           6 years           7 years

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

         TRANSLATION OF NON-US CURRENCIES

         For foreign subsidiaries, the local currency is the functional currency. Assets and liabilities are translated into U.S. dollars at the rate of exchange existing at year-end. Income statement amounts are translated at the weighted average exchange rate for the period with resulting translation adjustments being charged or credited to other comprehensive income. Transaction gains and losses are included in the statement of income.

         DEFERRED REVENUE

         Deferred revenues arise primarily as a result of performance obligations related to sales of hand-held unit maintenance contracts as well as meter reading and route optimization software. These sales do not meet the criteria for recognition under SOP 97-2 and SOP 81-1 as of the balance sheet date.

         OTHER COMPREHENSIVE INCOME

         Comprehensive income equals net income plus other comprehensive income. Other comprehensive income refers to revenues, expenses, gains and losses that are reflected in stockholders' equity but excluded from net income. The principal component comprising other comprehensive income is foreign currency translation adjustment. Other comprehensive income and the effects on earnings are detailed in the Company's accompanying Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         CONCENTRATIONS OF RISK

         None of the Company's customers represented more than 10% of sales during the periods presented. No one vendor accounted for more than 10% of total costs of products sold for the periods presented. The Company has readily available alternate vendors for the majority of its raw materials.

         NEW ACCOUNTING PRONOUNCEMENTS

         In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and (or) normal use of the asset.

         The Company is required and plans to adopt the provisions of SFAS No. 143 on January 1, 2003. Upon initial application, entities are required to recognize a liability for any existing asset retirement obligations adjusted for cumulative accretion to the date of adoption of this Statement. An asset retirement cost would be capitalized as an increase to the carrying amount of the associated long-lived asset, and would be subject to depreciation. The cumulative effect, if any, of

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

         initially applying this Statement will be recognized as a change in accounting principle. The Company does not believe there are any obligations meeting the criteria of the standard.

         In December of 2002, the Company elected early adoption of SFAS No. 145 "Rescission of FASB Statement No. 4, 44 and 64, Amendment to FASB Statement No. 13, and Technical Corrections of April 2002." Under the new accounting standard, gains and losses incurred upon the extinguishment of debt may no longer qualify for extraordinary treatment and are now included as a component of income or loss before taxes. The Company has adopted SFAS No. 145 in the financial statements and accordingly has included in income before income taxes a loss of $1,353 for the year ended December 31, 2002 related to the extinguishment of debt.

         In July 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 supercedes Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" and requires liabilities associated with exit and disposal activities to be expensed as incurred. SFAS No. 146 will be effective for exit or disposal activities of the Company that are initiated after December 31, 2002. As the company does not currently have any restructuring programs in process, management does not expect the adoption of this statement to have a material impact on the Company's financial position or results of operations.

         In November 2002, the FASB issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. This interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, which is being superceded. As of December 31, 2002 the company has adopted the disclosure provisions of this interpretation and there was no impact from this adoption.

         In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities." The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities or VIEs) and how to determine when and which business enterprises should consolidate the VIE (the primary beneficiary). This new model for consolidation applies to an entity which either (i) the equity investors (if any) do not have a controlling financial interest or (ii) the equity investment at risk is insufficient to finance support from other parties. In addition, FIN 46 requires that both the primary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46 has an effective date of December 31, 2003. The Company does not

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

         believe it is a primary beneficiary on a VIE or holds any significant interests or involvement in a VIE and does not expect there to be an impact on the Company's consolidated financial statements.

3.       BUSINESS COMBINATIONS

         DB Microware, Inc.

         On December 6, 2002, the Company acquired 100% of the outstanding stock of DB Microware, Inc ("DB") for $7,000 in cash, $3,000 in a note payable due December 31, 2007, and $504 in direct costs related to the acquisition. Additionally, in conjunction with the acquisition, there is a contingent payment of up to $14,000 over a period of five years based on attaining certain earnings objectives. As these contingencies are realized, the excess purchase price over the fair value of the net tangible assets will be increased accordingly. Results of operations for DB subsequent to December 6, 2002 are included in the consolidated statement of operations for the year ended December 31, 2002.

         The acquisition of DB Microware, Inc. further enhances Neptune's systems capabilities and strengthens Neptune's position in the growing Automatic Meter Reading market. DB Microware, Inc. provides a suite of field management tools including meter reading, service work orders, and route optimization software to many of the largest utility companies in the United States.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at December 6, 2002:

Cash                                                                  $     105
Other current assets                                                      1,386
Property, plant and equipment                                                52
Other assets                                                                760
Intangible assets                                                         6,518
Goodwill                                                                  6,197
                                                                      ---------
   Total assets acquired                                                 15,018
Current liabilities                                                      (1,231)
Other liabilities                                                        (3,283)
                                                                      ---------
   Net assets acquired                                                $  10,504
                                                                      =========

         Of the $6,518 of acquired intangible assets, $4,518 was assigned to its computer software products, which is being amortized over its estimated useful life of 4 years. The remaining $2,000 of acquired intangible assets was assigned to customer contracts and is being amortized over a useful life of 2 years.

         Goodwill acquired in this transaction is not tax deductible.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         DAP Technologies, Inc.

         In conjunction with the Acquisition on November 1, 2001, Neptune Acquisition I Corp. entered into a Stock Purchase Agreement with Schlumberger Canada Limited to purchase a 33.3% interest in DAP Technologies, Ltd. ("DAP") for cash consideration of $5,880. On January 31, 2002, the Company exercised its option to purchase an additional 33.3% of DAP Technologies, Inc. stock for cash consideration of $6,067, including $168 in other direct costs, bringing Neptune's total investment to $11,819. The additional equity purchase resulted in Neptune owning 66.6% of DAP and accordingly, DAP is reported as a consolidated subsidiary effective January 31, 2002. The excess of the total purchase price over the Company's proportionate interest in the net assets of DAP was assigned to goodwill.

         The acquisition of the controlling interest in DAP Technologies, Inc. further strengthens Neptune's position in the meter reading systems market. DAP is a leading designer and manufacturer of fully rugged mobile computers for use in applications such as utility meter reading as well as a variety of industrial field related uses.

         The following table summarizes the estimated fair values of the proportionate interest of assets acquired and liabilities assumed at January 31, 2002:

Cash                                              $    896
Other current assets                                 5,060
Property, Plant and Equipment                          872
Intangible Assets                                    1,077
Goodwill                                             7,285
                                                  --------
Total assets acquired                               15,190

Current liabilities                                 (1,520)
Other liabilities (including minority interest)     (1,851)
                                                  --------
Net assets acquired                               $ 11,819
                                                  ========

         Of the $1,077 of acquired intangible assets, $543 was assigned to its technology products, which is being amortized over its estimated useful life of 5 years. The remaining, $534 was assigned to customer contracts, and is being amortized over an estimated useful life of 1.5 years.

         Goodwill acquired in this transaction is 75% deductible for Canadian tax purposes.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC. CONTENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         The following pro forma information presents certain financial statement data as if the acquisitions occurred as of the beginning of fiscal year 2002 and 2001:

                                             2002                   2001
                                           ---------             ---------
REVENUES                                   $ 189,544             $ 158,449
  Acquisitions
    DAP Technologies                           1,320                11,961
    DB Microware                                 864                 1,288
                                           ---------             ---------
TOTAL                                      $ 191,728             $ 171,698
                                           =========             =========

Net Income                                    11,827                12,591
  Acquisitions
    DAP Technologies                              69                 1,840
    DB Microware                                (695)                 (118)
                                           ---------             ---------
    TOTAL                                  $  11,201             $  14,313
                                           =========             =========

4.       INVENTORIES

         Inventories at December 31, 2002 and 2001 consist of the following:

                                 DECEMBER 31,
                            2002               2001
                           -------            ------
Finished goods             $ 1,476            $1,295
Work-in process              4,683             4,147
Raw materials                5,464             3,985
                           -------            ------
                           $11,623            $9,427
                           =======            ======

         In connection with the Acquisition on November 1, 2001, in accordance with the purchase method of accounting, inventory balances were increased to reflect estimated fair value by $3,287. As of December 31, 2001, $3,215 had been expensed through cost of goods sold, as a non-cash charge, based upon inventory turnover. The remainder was expensed through cost of goods sold during 2002.

         Additionally, during 2002, the Company increased inventory balances by $361 to reflect estimated fair value related to the purchase of the additional equity interest in DAP Technologies, Inc. The total amount was expensed through cost of goods sold, as a non-cash charge, during fiscal year 2002.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


5.       OTHER CURRENT ASSETS

         Other current assets at December 31, 2002 and 2001 consist of the following:

                                         DECEMBER 31,
                                    2002              2001
                                   ------            ------
Prepaid management fees            $1,000            $1,000
Prepaid insurance                     814               657
Prepaid taxes                       1,607                57
Other                               1,603               167
                                   ------            ------
                                   $5,024            $1,881
                                   ======            ======

         Prepaid management fees represent fees paid to Investcorp International, Inc. an affiliate of Investcorp. Through its officers, employees, and affiliates, Investcorp International, Inc. provides management advisory services, strategic planning services, and consulting services. These services consist of advice concerning management, finance, marketing, strategic planning, and such other services as shall be requested from time to time by the Board of Directors of Neptune. Five years of management fees at $1.0 million per year for a total of $5.0 million were paid by Neptune to Investcorp at the closing on November 1, 2001 (see note 7).

6.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment at December 31, 2002 and 2001 consist of the following:

                                                            DECEMBER 31,
                                                     2002                 2001
                                                   --------             --------
Land                                               $    642             $    605
Building and improvements                             6,287                5,899
Machinery and equipment                              25,097               18,839
                                                   --------             --------
     Total cost                                      32,026               25,343
Less accumulated depreciation                        (6,033)                (774)
                                                   --------             --------
     Property, plant and equipment, net            $ 25,993             $ 24,569
                                                   ========             ========

         Depreciation expense aggregated $5,294 for the year ended December 31, 2002, $774 for the period November 1, 2001 to December 31, 2001, $4,172 for the period from January 1, 2001 to October 31, 2001 and $5,185 for fiscal 2000.

         Property, plant and equipment was increased by $8,117 to reflect estimated fair value at November 1, 2001, the date of the Acquisition.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


7.       OTHER ASSETS

         Other assets at December 31, 2002 and 2001 consist of the following:

                                           DECEMBER 31,
                                     2002                2001
                                    -------            -------
Prepaid management fees             $ 2,834            $ 3,834
Deferred financing costs              9,816             11,334
                                    -------            -------
                                    $12,650            $15,168
                                    =======            =======

         In connection with the Acquisition, the Company prepaid a management fee of $5,000 to Investcorp International, Inc., (of which $4,000 was classified as a long term Other Asset). This amount is being amortized on a straight-line basis over a five-year period, the term of the related agreement. The total amount amortized for the year ended December 31, 2002 and the period November 1, 2001 to December 31, 2001 was $1,000 and $166, respectively.

8.       GOODWILL AND INTANGIBLE ASSETS

         Intangible assets, net of accumulated amortization, at December 31, 2002 and 2001 consist of the following:

                                                            2002                2001
                                                          --------            --------
Goodwill                                                  $ 74,013            $ 60,256
                                                          ========            ========

Intangible assets not subject to amortization:
  Tradenames                                              $ 33,670            $ 33,670
Intangible assets subject to amortization:
  Customer relationships                                   121,690             127,098
  Technology                                                27,129              24,086
  Contractual agreements                                     7,032               8,184
  Software                                                   1,346               2,078
                                                          --------            --------
       Total intangibles assets, net                      $190,867            $195,116
                                                          ========            ========

         The results for the year ended December 31, 2002 and the two-month period ended December 31, 2001 include the effect of adopting SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets" in conjunction with the Acquisition. SFAS No. 141 provides that all business combinations initiated after June 30, 2001 shall be accounted for using the purchase method. In addition, it provides that the cost of an acquired entity must be allocated to the assets acquired, including identifiable intangible assets, and liabilities assumed based on their estimated fair values at the acquisition date. Under SFAS No. 142, goodwill and intangible assets that are deemed to have indefinite lives are not amortized, but are subject to impairment testing. Impairment testing is required to be performed at adoption and at least annually thereafter. On an ongoing basis (absent any impairment indicators), the Company plans to perform impairment testing as of December 31 of each year. Effective November 1, 2001, the Company ceased all amortization of goodwill. Upon adoption of SFAS No. 142, the Company also tested goodwill for impairment by comparing the fair value of each reporting unit with its carrying value. The fair

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         value was determined using an earnings multiple approach. The Company's transitional impairment test did not result in impairment of goodwill. Additionally, no impairment charge was recorded as a result of the annual impairment test. Amounts assigned to indefinite-life intangible assets, primarily trade names, have a carrying value of $33,670. There was no impairment charge recorded related to the trade names.

         Accumulated amortization equaled $13,724 and $1,874 at December 31, 2002 and 2001, respectively.

         The following table represents a rollforward of goodwill balances:

Neptune Acquisition Goodwill at November 1, 2001            $ 60,256
                                                            --------
Goodwill at December 31, 2001                                 60,256
                                                            --------
2002 Acquisitions:
  DB Microware                                                 6,702
  DAP Technologies, Inc.                                       7,285
  Currency Translation Adjustment                               (230)
                                                            --------
Ending balance                                              $ 74,013
                                                            ========

         The following table reflects consolidated results adjusted as though the adoption of SFAS No. 142 occurred as of January 1, 2000:

                                                SUCCESSOR                   PREDECESSOR
                                               ------------      -------------------------------
                                               PERIOD FROM       PERIOD FROM
                                                NOVEMBER 1        JANUARY 1
                                                 2001 TO           2001 TO           YEAR ENDED
                                               DECEMBER 31,      OCTOBER 31,        DECEMBER 31,
                                                  2001              2001                2000
                                               ------------      -----------        ------------
Net income:
  As reported:                                   $(606)            $13,197            $21,492
    Goodwill amortization, net of tax               --               1,412              1,626
                                                 -----             -------            -------
         As adjusted                             $(606)            $14,609            $23,118
                                                 =====             =======            =======

         Amortization expense for the year ended December 31, 2002 was $11,852. Estimated annual amortization expense for each of the five succeeding fiscal years is as follows:

FISCAL YEAR
  ENDING
-----------
   2003                      $13,685
   2004                       12,772
   2005                        8,744
   2006                        8,650
   2007                        7,515
                             $51,366

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


9.       ACCOUNTS PAYABLE

         Accounts payable at December 31, 2002 and 2001 consist of the following:

                                        DECEMBER 31,
                                   2002              2001
                                  ------            ------
Supplier payable                  $7,111            $5,423
Interest payable                   1,997               602
                                  ------            ------
Total accounts payable            $9,108            $6,025
                                  ======            ======

10.      ACCRUED LIABILITIES

         Accrued liabilities at December 31, 2002 and 2001 consist of the following:

                                                          DECEMBER 31,
                                                     2002              2001
                                                   -------            ------
Payroll, vacation and employee benefits            $ 4,195            $2,663
Pension and defined contribution                     1,993               337
Warranty                                             1,285             1,062
Legal settlement                                       638             2,164
Taxes payable                                        1,256                --
Deferred revenue                                     1,924                --
Other                                                4,578             2,297
                                                   -------            ------
                                                   $15,869            $8,523
                                                   =======            ======

         The following represents an evaluation of the Company's warranty liability as shown above:

                                          2002               2001
                                         ------            -------
Beginning balance - January 1            $1,062            $ 1,094
Accruals                                    103                 60
Payments made                                --                (90)
Adjustments                                 120                 (2)
                                         ------            -------
Ending Balance - December 31             $1,285            $ 1,062
                                         ======            =======

         Adjustments of $120 in 2002 relate to the acquisition of DAP
         Technologies

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


11.      DEBT

         Credit Facility

                                       DECEMBER 31,        DECEMBER 31,
                                          2002                2001
                                       ------------        ------------
Current facility
   Revolving credit facility            $     --            $     --
   Term Loan A                            11,000              20,000
   Term Loan B                           160,050             140,000
                                        --------            --------
                                         171,050             160,000
Less current portion                          --               4,400
                                        --------            --------
Total long-term portion                 $171,050            $155,600
                                        ========            ========

         In connection with the Acquisition, on November 1, 2001, Neptune TG entered into a senior secured credit facility (the "Credit Facility"). The Credit Facility provides for a $30,000 Revolving Credit Facility, with a maturity date of November 1, 2006 and a $160,000 term loan facility (the "terms loans"), which is divided into two tranches, Term Loan A and Term Loan B, with maturity dates of November 1, 2006 and 2008, respectively. The term loans were fully drawn as a part of the Acquisition with principal balances of $20,000 and $140,000 for Term Loan A and Term Loan B, respectively. During 2002, the Company made payments of $9,000 on Term Loan A and $4,950 on Term Loan B, a portion of which related to amounts due in 2003 and 2004. Additionally, the Company amended its Credit Facility to borrow an additional $25,000 under Term Loan B. The additional borrowings were used to paydown a portion of the senior subordinated notes.

         Borrowings under the Revolving Credit Facility bear interest at LIBOR plus 3.00% (plus applicable margins determined by Neptune TG's leverage ratio). In addition, a commitment fee of 0.50% is charged on all unused amounts. At December 31, 2002, the interest rate for the Revolving Credit Facility was 4.92%.

         Term Loans A and B bear interest at LIBOR plus 3.00% (plus applicable margins determined by Neptune TG's leverage ratio) and LIBOR plus 3.50%, respectively. At December 31, 2002, Term Loans A and B had interest rates of 4.92% and 5.42%, respectively. The weighted average borrowing rate for the term loans for the years ended December 31, 2002 as well as the Predecessor period from November 1, 2001 through December 31, 2001 are as follows:

                                  PREDECESSOR
                    2002            PERIOD
                    ----          -----------
Term A              5.11%            5.96%
Term B              5.51%            5.67%

         The Company has provided full, unconditional, joint and several guarantees of the Credit Facility. In addition, the Credit Facility is collateralized by a first-priority lien on substantially all of the domestic tangible and intangible assets of the Company and a 65% pledge of the stock of the foreign subsidiaries of the Company.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         The Credit Facility contains certain covenants and restrictions on actions by Neptune TG, including limitations on capital expenditures and payment of dividends. In addition, the Credit Facility requires that Neptune TG comply quarterly, beginning March 31, 2002, with specified financial ratios, including a maximum leverage ratio and a minimum interest coverage ratio.

         As of December 31, 2002 and 2001 the Company had $1,275 and $6, 205, respectively, of letters of credit outstanding. There were no drawings on these letters. These letters of credit represent requirements related to the company's insurance and workers compensation arrangements and for one raw material supplier.

         The Company recognized interest expense of $9,562 and $1,561 for the year ended December 31, 2002 and the period November 1, 2001 to December 31, 2001 relating to the Credit Facility.

         Senior Subordinated Notes

         On November 1, 2001, the Company sold senior notes to Cromwell Finance pursuant to a Senior Note Indenture. The senior note agreements, in the aggregate, provide for $50,000 in borrowings, with a maturity date of November 1, 2011. The senior notes bear an interest rate of 10% and are paid-in-kind each May 15 and November 15 commencing May 15, 2002, until the maturity date. Interest shall be payable at a rate of 12% per annum on any overdue principal or interest. The estimated fair value of the senior subordinated notes at December 31, 2002 was $27,400.

         In conjunction with the amendment to the Credit Facility, the Company repaid $27,685, including $1,388 of paid-in-kind interest, of the senior subordinated notes prior to maturity resulting in a charge of $1,353 due to the payment of an early redemption premium. The senior note agreements include certain restrictions, which, among other things, limit indebtedness and payment of dividends. The Company recognized interest expense of $3,318 and $833 for the year ended December 31, 2002 and for the period November 1, 2001 to December 31, 2001 relating to the senior notes.

         The aggregate principal amounts due under the credit facility, the senior subordinated notes, and the note payable to the seller as described in Note 3, are as follows:

2003                                $     --
2004                                      --
2005                                   7,150
2006                                   7,150
2007                                   4,663
2008 and thereafter                  181,566
                                    --------
Total                               $200,529
                                    ========

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


12.      TAXES ON INCOME

         Pretax income subject to US and foreign income taxes for each of the periods presented was as follows:

                                              SUCCESSOR                            PREDECESSOR
                                  -------------------------------       -------------------------------
                                                      PERIOD FROM       PERIOD FROM
                                                      NOVEMBER 1,       JANUARY 1,
                                   YEAR ENDED          2001 TO            2001 TO           YEAR ENDED
                                  DECEMBER 31,       DECEMBER 31,       OCTOBER 31,        DECEMBER 31,
                                      2002               2001               2001                2000
                                  ------------       ------------       ------------       ------------
United States of America            $13,616            $(1,252)            $23,716            $ 38,425
Foreign                               7,619                265                  78                (127)
                                    -------            -------             -------            --------
Pretax (loss)  income               $21,235            $  (987)            $23,794            $ 38,298
                                    =======            =======             =======            ========

         The following table shows the components of current and deferred income tax expense by taxing jurisdiction, both domestic and foreign:

                                              SUCCESSOR                            PREDECESSOR
                                  -------------------------------       -------------------------------
                                                      PERIOD FROM       PERIOD FROM
                                                      NOVEMBER 1,       JANUARY 1,
                                   YEAR ENDED          2001 TO            2001 TO           YEAR ENDED
                                  DECEMBER 31,       DECEMBER 31,       OCTOBER 31,        DECEMBER 31,
                                      2002               2001               2001                2000
                                  ------------       ------------       ------------       ------------
Current
  United States - federal            $ 2,519           $     --           $  8,725            $13,530
  United States - state                  549                 --              1,864              2,907
  Foreign                                  2                 --                181                186
                                     -------           --------           --------            -------
                                       3,070                 --             10,770             16,623
Deferred
  United States - federal              1,983               (398)               (38)               112
  United States - state                  308                (59)                (8)                28
  Foreign                              2,472                 76               (127)                43
                                     -------           --------           --------            -------
                                       4,763               (381)              (173)               183
                                     -------           --------           --------            -------
Total income tax expense
  (benefit)                          $ 7,833           $   (381)          $ 10,597            $16,806
                                     =======           ========           ========            =======

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         The principal components of net deferred tax assets and liabilities are as follows:

                                                                  DECEMBER 31,
                                                            2002                2001
                                                          -------             -------
Current
   Inventory                                              $    94             $   234
   Accruals not yet deductible for tax returns              1,286               1,989
   Pension                                                     --                  67
   Loss carryforwards                                          --                 890
   Other                                                      805                 307
                                                          -------             -------
                                                          $ 2,185             $ 3,487
                                                          =======             =======

Noncurrent
   Intangible assets                                      $(3,503)            $  (456)
   Property, plant and equipment                             (304)                  4
   Post-retirement benefits                                   971                 853
   Accruals not yet deductible for tax returns             (2,097)                 --
   Other                                                     (767)                 --
                                                          -------             -------
                                                          $(5,700)            $   401
                                                          =======             =======

         Reconciliation between the US federal income tax rate and the effective tax rate is:

                                                               SUCCESSOR                            PREDECESSOR
                                                   -------------------------------       -------------------------------
                                                                       PERIOD FROM       PERIOD FROM
                                                                       NOVEMBER 1,       JANUARY 1,
                                                   YEAR ENDED          2001 TO            2001 TO           YEAR ENDED
                                                   DECEMBER 31,       DECEMBER 31,       OCTOBER 31,        DECEMBER 31,
                                                       2002               2001               2001                2000
                                                   ------------       ------------       ------------       ------------
Statutory tax rate                                    34.00%             (35.00)%           35.00%            35.00%
State income taxes, net of federal benefit             3.30              (3.25)              4.55              4.55
Non-deductible goodwill                                  --                 --               4.01              3.03
Other                                                  (.39)              (.35)               .98              1.30
                                                      -----              ------             -----             -----
                                                      36.91%             (38.60)%           44.54%            43.88%
                                                      =====              ======             =====             =====

13.      PENSION AND OTHER BENEFIT PLANS

         DEFINED BENEFIT PENSION PLANS

         For the predecessor periods presented, Schlumberger and its US subsidiary sponsored several defined benefit pension plans that covered substantially all employees. The benefits were based on years of service and compensation on a career-average pay basis. These plans are fully funded with a trustee with respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to annually contribute amounts that are deductible for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future. For the predecessor periods presented

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         the pension assets related to the Company's pension expense and accrued liabilities have been allocated by Schlumberger based on the proportion of the Company's pension liability compared to total plan liability for the Schlumberger Plans. Allocated pension expense for the 2001 and 2000 predecessor periods was $0 and $1,524 respectively. No allocation was necessary for the 2001 predecessor period due to the funded status of the plan.

         In connection with the Acquisition, on November 1, 2001, Schlumberger retained the related pension assets and liabilities. Benefits vested by Neptune employees under the Schlumberger defined benefit plan will be administered by Schlumberger.

         DEFINED CONTRIBUTION PLAN

         For the predecessor periods presented, Schlumberger sponsored a 401(k) defined contribution plan covering substantially all employees. Each year, participants could contribute up to 15% of pretax compensation subject to certain limitations. Schlumberger matched a minimum 50% of the employee pretax contributions up to 6% plus discretionary contributions. Contributions for Company employees totaled approximately $1,113 for the year ended December 31, 2000.

         In connection with the Acquisition, Schlumberger approved a payment of $572 into the Schlumberger 401(k) plan representing Schlumberger's match of 75% of the first 6% on Neptune employee contributions during the period January 1, 2001 to October 31, 2001. Once the funding was completed, Neptune employees, upon authorization, rolled the vested balances into the Neptune 401(k) plan.

         The Neptune 401(k) plan was established on November 1, 2001 and covers substantially all employees. Each year participants can contribute up to 15% of pretax compensation and the Company can match a minimum 50% of these contributions up to the first 6%. The Company has the option to make higher discretionary matches in profitable years. Matching Company contributions vest ratably over five years. The Company funded a matching contribution of $107 and $829 for the years 2001 and 2002, respectively.

         In addition, under the terms of the Neptune 401(k) plan, a special contribution and a transition contribution were granted to certain qualifying Neptune employees. The purpose of the special contribution and transition contribution was to compensate Neptune employees for the discontinuance of the Schlumberger defined benefit plan as Neptune did not adopt such a plan on November 1, 2001. The special contribution grants additional Company matching of employees' pretax compensation based on a formula of age plus years of service for the term of employment. The transition contribution also grants additional Company matching for a maximum period of five years to those employees whose age plus years of service equaled 55 or higher as of November 1, 2001. For 2001, the Company funded a special contribution and transition contribution of $145 and $46, respectively. For 2002, the Company funded a special contribution and transition contribution of $845 and $252, respectively.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

         In connection with the Acquisition, on November 1, 2001, Neptune established a new retiree healthcare plan for all employees not eligible for benefits under Schlumberger's postretirement plan. Under the terms of the Asset Purchase Agreement, all Neptune employees who satisfied the retirement eligibility requirements as of the November 1, 2001 Acquisition date will be covered by Schlumberger's postretirement plan.

         The principal actuarial assumptions used to measure costs for the year ended December 31, 2002 and the period November 1, 2001 to December 31, 2001 was a discount rate of 6.5% and 7.0%, respectively, and an overall medical cost trend rate of 9.5% graded to 5.0% over the next six years and thereafter.

         Net periodic postretirement benefit cost for the year ended December 31, 2002 and the period November 1, 2001 to December 31, 2001 included the following components:

                                                                                          PERIOD
                                                                                        NOVEMBER 1,
                                                                                         2001 TO
                                                                       DECEMBER 31,    DECEMBER 31,
                                                                           2002            2001
                                                                       ------------    -------------
               Service cost - benefits earned during the period            $148            $25
               Interest cost on accumulated postretirement
                 benefit obligation                                         156             25
                                                                           ----            ---
               Postretirement benefit cost                                 $304            $50
                                                                           ====            ===

         The change in accumulated postretirement benefit obligation for the year ended December 31, 2002 and the period from November 1, 2001 to December 31, 2001 was as follows:

                                                                                          PERIOD
                                                                                        NOVEMBER 1,
                                                                                         2001 TO
                                                                       DECEMBER 31,    DECEMBER 31,
                                                                           2002            2001
                                                                       ------------    -------------
Accumulated postretirement benefit obligation                            $2,229           $2,179
Service cost                                                                148               25
Interest cost                                                               156               25
Net actuarial loss                                                          228               --
Acquisition                                                                  70               --
                                                                         ------           ------
Accumulated postretirement benefit obligation                            $2,831           $2,229
                                                                         ======           ======

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         The components of the accumulated postretirement benefit obligation on December 31, 2002 and 2001 were as follows:

                                   2002              2001
                                  ------            ------
Retirees                          $   --            $   --
Fully eligible                       787                --
Actives (not eligible)             2,044             2,229
                                  ------            ------
                                  $2,831            $2,229
                                  ======            ======

         There are no plan assets associated with the postretirement benefit obligation at December 31, 2002 and 2001. The following is the reconciliation of the funded status:

                                                               2002                2001
                                                              -------             ------
     Accumulated postretirement benefit obligation
       in excess of plan assets                               $ 2,831             $2,229
     Unrecognized net actuarial loss                             (228)                --
                                                              -------             ------
     Accrued benefit liability                                $ 2,603             $2,229
                                                              =======             ======

14.      STOCK COMPENSATION PLANS

         In connection with the Acquisition, the Company adopted the Management Stock Incentive Plan (the "Plan"). The Plan is administered by a committee of the Board of Directors (the "Compensation Committee"), which has broad authority to administer and interpret the Plan. Options to purchase common stock granted to an employee pursuant to an individual Stock Option Agreement may include a provision terminating the option upon termination of employment under certain circumstances or accelerating the receipt of benefits upon the occurrence of specified events, including, at the discretion of the Compensation Committee, any change of control of Neptune, as defined by the Plan.

         Options granted under the Plan vest over a period of seven years and expire 30 days thereafter. Vesting may be accelerated in the event of an initial public offering or the sale of the Company. Vesting may be deferred based on failing to meet or exceed performance targets, which are based on the Company's earnings before interest, taxes, depreciation and amortization, as defined in each grantee's individual Stock Option Agreement.

         Upon the termination of an optionee's employment, the Company has certain rights to repurchase the common stock purchased by the optionee as a result of the exercise of option(s).

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

         Class A Common Stock option transactions during fiscal year 2002 and the period November 1, 2001 to December 31, 2001 are summarized as follows (share amounts in thousands):

                                     SHARES
                                  RESERVED FOR
                                    ISSUANCE                        SHARES                          WEIGHTED-
                                    UNDER THE        SHARES      AVAILABLE FOR                       AVERAGE
                                      PLAN          GRANTED         GRANT            PRICE            PRICE
                                  -------------     -------      -------------       -----          ---------
Balance at November 1, 2001             --             --              --             $ --            $ --
   Options granted                      75             64              11              120             120
   Options exercised                    --             --              --               --              --
   Options forfeited                    --             --              --               --              --
                                      ----           ----            ----             ----            ----
Balance at December 31, 2001            75             64              11              120             120
   Options granted                      --              5              (5)             120             120
   Options exercised                    --             --              --               --              --
   Options forfeited                    --             (1)              1              120             120
                                      ----           ----            ----             ----            ----
Balance at December 31, 2002            75             68               7             $120            $120
                                      ====           ====            ====             ====            ====

         In accordance with the stock purchase plan, the purchase price of the shares of common stock, subject to options under the Plan, must be no less than the fair market value of the common stock at the date of grant.

         For options outstanding and exercisable at December 31, 2002, the exercise price ranges and average remaining lives were:

                                        OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                          ---------------------------------------------       ----------------------------
                                              WEIGHTED
                              SHARES           AVERAGE                           SHARES
                          OUTSTANDING AT      REMAINING        AVERAGE        OUTSTANDING AT     AVERAGE
                           DECEMBER 31,      CONTRACTUAL       EXERCISE        DECEMBER 31,      EXERCISE
  EXERCISE PRICE               2002             LIFE            PRICE             2002            PRICE
  --------------          --------------     -----------       --------       --------------     ---------
      $120                      68                7              $120               9              $120

         PREDECESSOR STOCK COMPENSATION PLANS

         During the predecessor periods presented, key employees of the Company were granted stock options under the Schlumberger stock option plans. On November 1, 2001, in connection with the Acquisition, employees who maintained vested stock options under such plans had 180 days to either exercise or forfeit the options. In addition, Schlumberger maintained a Discounted Stock Purchase Plan. Under the terms of this plan, employees could choose each year to have up to 10% of their annual earnings withheld to purchase Schlumberger common stock. On June 30, 2001, employees purchased Schlumberger stock for the amount of their withholding balance on that date. Withholdings for the purchase of Schlumberger stock for the period July 1, 2001 to November 1, 2001, the date of the Acquisition, were refunded to Neptune employees.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         Schlumberger applied APB 25 and related Interpretations in accounting for its stock options plans. No compensation cost was recognized for its stock option plans and its employee stock purchase plan.

15.      RELATED PARTY TRANSACTIONS

         At December 31, 2001, the Company had recorded notes receivable (as a reduction of additional paid-in-capital), of $1,034 representing loans to certain executives of the Company for purchases of common stock in conjunction with the Acquisition on November 1, 2001. Of this amount, $552 was repaid by the executives in the first quarter of 2002. At December 31, 2002, the amount remaining of $482 is due to the Company within 180 days following (i) an initial public offering by the Company or (ii) the consummation of certain transactions resulting in a 50% or greater change in economic beneficial ownership of the Company. The notes bear an annual interest rate of 3.93%.

         In 2001 The Company paid $15,000 of direct acquisition costs to Investcorp International Inc, an affiliate of Investcorp. $5,000 represented prepaid management fees, as described in note 7, $5,700 was paid for loan financing advisory agreement fees, and $4,300 was paid for asset acquisition advisory agreement fees.

         In connection with the Acquisition, on November 1, 2001, the Company paid $11,660 of financing costs related to the Credit Facility. Of this amount, $5,700 was paid to Investcorp as described above.

         For the predecessor periods presented, the financial statements include allocations of certain corporate expenses, including centralized research and engineering, legal, accounting, employee benefits, real estate, insurance services, information technology services, treasury and other corporate and infrastructure costs. These allocations have been determined on a basis that Schlumberger and the Company considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company. The allocation methods include relative sales, headcount, square footage, transaction processing costs, adjusted operating expenses and others. These allocations resulted in charges of $8,316 and $7,133 being recorded in the Company's results of operations for the period January 1, 2001 to October 31, 2001 and the year 2000, respectively.

         Prior to November 1, 2001, the Company participated in Schlumberger's centralized treasury and cash processes. Cash was managed either through zero balance accounts or an interest-bearing offsetting mechanism.

         In certain countries, for the predecessor periods presented, there were formal tax sharing arrangements between the Company and the respective entity of Schlumberger. In certain countries, for the predecessor periods presented, the Company was a division of the Schlumberger legal entity that is the ultimate taxpayer in that jurisdiction.

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


16.      COMMITMENTS AND CONTINGENCIES

         LEASES AND LEASE COMMITMENTS The Company leases office space and automobiles under lease agreements with varying expirations dates ranging from one to five years. Total rental expense was $504 for fiscal year 2002, $53 for the period November 1, 2001 to December 31, 2001, $421 for the period January 1, 2001 to October 31, 2001, and $1,299 for fiscal year 2000. Future minimum rental commitments under non-cancelable leases are as follows:

2003              $282
2004               149
2005                45
2006                 6
                  ----
                  $482
                  ====

         WATER METER LITIGATION

         The Company has been involved in litigation with environmental groups in California and with the Los Angeles District of Water and Power (LADWP) over the constitution and specifications of its water meters. The following is a summary of this activity:

         PROPOSITION 65 SETTLEMENT AGREEMENT

         In May 1997, two citizens groups sued six water meter manufacturers under California's Proposition 65 and the California Unfair Competition Law. The complaint alleged that manufacturers of standard brass water meters, including Schlumberger, violated Proposition 65 by selling their standard brass meters in California because the meters "discharged or released" lead into a "source of drinking water" at levels prohibited by Proposition 65. The case was settled by Schlumberger in May of 2000.

         Under the settlement the Company is required to stop selling traditional brass water meters in California by May of 2004. A reserve of $1,200 was recorded in 1997. Payments on this settlement, totaling $1,205, were completed by May 2000.

         LADWP SETTLEMENT AGREEMENT

         In 1998, as a direct result of the above litigation, the Environmental Law Foundation (ELF) filed suit against Schlumberger under California's False Claims Act (FCA). The ELF complaint alleged that Schlumberger sold water meters to the Los Angeles Department of Water and Power ("LADWP") from 1990 to 1998 that were constructed from an alloy that allowed up to 8% lead content, whereas the LADWP contract specification for water meters limited lead content to 6%. The meters sold by Schlumberger to LADWP were the national standard for water meters containing an average of 7% lead.

         The ELF and LADWP claims were settled in January 2001. The terms of the settlement are that the Company will provide LADWP 120,000 free non-lead water meters of specified sizes over a period of 24 months, at the rate of 5,000 meters per month. A reserve of $5,800 was recorded in 1998. In May 2001, cash settlements of $620 and $750 were paid to LADWP and to the Environmental Law Foundation, respectively. The balance of $4,430 is being used to provide the delivery of 120,000 meters to LADWP over a 24 month period. The shipments of 5,000 meters per month began in

NEPTUNE TECHNOLOGY GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


         May 2001 with 25,000 meters remaining to be delivered as of December 31, 2002. At December 31, 2002 and 2001, the remaining liability recorded for this settlement is $638 and $2,897, respectively.

         RUEDA LITIGATION

         Rueda is an amalgamated lawsuit based on alleged property damage suffered by customers of LADWP whose property is serviced by the water meters sold to LADWP from 1990 through 1998. The lawsuit relates only to the meters, which are the subject of the above LADWP litigation and settlement. The allegations included in the lawsuit are (i) violation of the California Business and Professional Code; (ii) negligence per se; and (iii) negligence and public nuisance. The Plaintiffs allege that their property value have been diminished because the Company sold LADWP meters that did not meet specifications due to their lead content. To prove their claims, the plaintiffs will have to demonstrate that lead leaches from the meters supplied by the Company in greater quantities than it would have leached from the meters specified by LADWP and that any such increased leaching has impacted their property values. Based on motions for judgment filed by the Company, the Court granted the motion for summary adjudication on the negligence per se and negligence and public nuisance causes of action. On January 24, 2003, the Court granted class-action status for the remaining cause of action relating to the violation of the California Business and Professional Code. The Company is currently evaluating the potential impact of the class certification order and cannot determine the amount, if any, of potential exposure at this time.